EXHIBIT 99.1

3D Systems Reports
Third Quarter 2019 Financial Results

ROCK HILL, South Carolina - October 30, 2019 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the third quarter ended September 30, 2019.

For the third quarter of 2019, the company reported GAAP revenue of $155.3 million, compared to $164.5 million in the third quarter of the previous year. The company reported a GAAP loss of $0.15 per share in the third quarter of 2019 compared to a GAAP loss of $0.10 per share in the third quarter of 2018, and non-GAAP loss of $0.04 per share in the third quarter of 2019 compared to non-GAAP earnings of $0.02 per share in the third quarter of 2018.

Printer revenue decreased 17.2 percent compared to the third quarter of the prior year, driven by timing of large enterprise customer orders and the softer macro industrial environment. Materials revenue increased 2.8 percent, healthcare solutions revenue increased 6.3 percent including a large enterprise customer and 15.0 percent excluding this same customer. On demand services decreased 12.0 percent and software increased 0.1 percent compared to the prior year.

"Despite continued headwinds in the industry, we achieved modest growth in Materials and Healthcare this quarter, driven by customer demand for our core and new product solutions," commented Vyomesh Joshi ("VJ"), president and chief executive officer, 3D Systems. "We remain focused on cost reductions, cash generation and profitability in the near-term and driving long-term growth with the opportunities we have in our product portfolio and target markets."

The company reported GAAP gross profit margin of 43.3 percent for the third quarter of 2019 compared to 47.3 percent in the third quarter of 2018. Non-GAAP gross profit margin was 44.4 percent in the third quarter of 2019 compared to 47.4 percent in the third quarter of the prior year.

For the third quarter of 2019, GAAP operating expenses decreased 10.8 percent to $79.2 million compared to $88.8 million in the prior year period. GAAP SG&A expenses decreased 11.2 percent to $58.3 million. GAAP R&D expenses decreased 9.7 percent from the third quarter of the prior year to $20.9 million. The company continues to execute its cost reduction plans, and as a result of these actions, non-GAAP operating expenses decreased 6.0 percent to $69.3 million compared to $73.7 million in the third quarter of 2018.

The company generated $6.5 million of cash from operations during the quarter and had $127.6 million of unrestricted cash on hand at September 30, 2019. Cash generation during the third quarter was driven by improvements in working capital, including planned reductions of inventory.

Q3 2019 Conference Call and Webcast
The company expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 with the Securities and Exchange Commission on October 30, 2019. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results today, Wednesday, October 30, 2019, which may be accessed as follows:

Date: Wednesday, October 30, 2019
Time: 4:30 p.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in this Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
September 30, 2019 and December 31, 2018

(in thousands, except par value)	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$127,616	$109,998
Accounts receivable, net of reserves — $8,182 (2019) and $8,423 (2018)	110,333	126,618
Inventories	122,706	133,161
Prepaid expenses and other current assets	30,945	27,697
Total current assets	391,600	397,474
Property and equipment, net (a)	92,935	103,252
Intangible assets, net	51,253	68,275
Goodwill	217,688	221,334
Right of use assets (a)	35,028	4,466
Deferred income tax asset	6,492	4,217
Other assets, net	27,767	26,814
Total assets	$822,763	$825,832
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long term debt	$3,025	$—
Current right of use liabilities (a)	10,797	654
Accounts payable	53,014	66,722
Accrued and other liabilities	62,701	59,265
Customer deposits	5,226	4,987
Deferred revenue	36,320	32,432
Total current liabilities	171,083	164,060
Long-term debt	55,421	25,000
Long-term right of use liabilities (a)	32,667	6,392
Deferred income tax liability	7,119	6,190
Other liabilities	41,178	39,331
Total liabilities	307,468	240,973
Redeemable noncontrolling interests	8,872	8,872
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 120,997 (2019) and 118,650 (2018)	120	117
Additional paid-in capital	1,367,198	1,355,503
Treasury stock, at cost — 3,583 shares (2019) and 2,946 shares (2018)	(18,601)	(15,572)
Accumulated deficit	(787,868)	(722,701)
Accumulated other comprehensive loss	(46,100)	(38,978)
Total 3D Systems Corporation stockholders' equity	514,749	578,369
Noncontrolling interests	(8,326)	(2,382)
Total stockholders’ equity	506,423	575,987
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$822,763	$825,832

(a) For comparative purposes, prior year finance lease assets have been reclassified from "Property and equipment, net" to "Right of use assets". Prior year finance lease liabilities have been reclassified as right of use liabilities.

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter and Nine Months Ended September 30, 2019 and 2018

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenue:
Products	$94,506	$99,922	$280,611	$316,153
Services	60,766	64,589	183,913	190,795
Total revenue	155,272	164,511	464,524	506,948
Cost of sales:
Products	58,044	54,444	166,809	168,062
Services	29,947	32,257	91,430	97,045
Total cost of sales	87,991	86,701	258,239	265,107
Gross profit	67,281	77,810	206,285	241,841
Operating expenses:
Selling, general and administrative	58,275	65,600	195,036	206,225
Research and development	20,940	23,194	63,654	71,788
Total operating expenses	79,215	88,794	258,690	278,013
Loss from operations	(11,934)	(10,984)	(52,405)	(36,172)
Interest and other (expense) income, net	(2,818)	1,027	(6,774)	1,135
Loss before income taxes	(14,752)	(9,957)	(59,179)	(35,037)
Provision for income taxes	(2,010)	(1,593)	(5,793)	(6,086)
Net loss	(16,762)	(11,550)	(64,972)	(41,123)
Less: net income attributable to noncontrolling interests	81	—	195	246
Net loss attributable to 3D Systems Corporation	$(16,843)	$(11,550)	$(65,167)	$(41,369)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.15)	$(0.10)	$(0.57)	$(0.37)

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30,
(in thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(64,972)	$(41,123)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	39,305	44,986
Stock-based compensation	19,221	21,082
Provision for bad debts	1,152	2,522
Loss on the disposition of property, equipment and other assets	1,620	—
Provision for deferred income taxes	(1,346)	(3,132)
Impairment of assets	1,728	1,411
Changes in operating accounts:
Accounts receivable	12,290	(1,509)
Inventories	6,481	(29,502)
Prepaid expenses and other current assets	(3,122)	41,589
Accounts payable	(12,885)	6,261
Deferred revenue and customer deposits	4,491	(37)
Accrued and other current liabilities	1,199	(45,309)
All other operating activities	4,922	(170)
Net cash provided by (used in) operating activities	10,084	(2,931)
Cash flows from investing activities:
Purchases of property and equipment	(18,265)	(28,323)
Proceeds from sale of assets	1,620	9
Other investing activities	(1,744)	(1,236)
Net cash used in investing activities	(18,389)	(29,550)
Cash flows from financing activities:
Proceeds from borrowings	100,000	—
Repayment of borrowings/long term debt	(66,013)	—
Payments related to net-share settlement of stock based compensation	(3,029)	(5,723)
Purchase of noncontrolling interest	(2,500)	—
Payments on earnout consideration	—	(2,675)
Other financing activities	(1,125)	(508)
Net cash provided by (used in) financing activities	27,333	(8,906)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,400)	(2,417)
Net increase (decrease) in cash, cash equivalents and restricted cash	17,628	(43,804)
Cash, cash equivalents and restricted cash at the beginning of the period (a)	110,919	136,831
Cash, cash equivalents and restricted cash at the end of the period (a)	$128,547	$93,027

(a)The amounts for cash and cash equivalents shown above include restricted cash of $931 and $934 as of September 30, 2019 and 2018, respectively, and $921 and $487 as of December 31, 2017, and 2016, respectively, which were included in other assets, net in the condensed consolidated balance sheets.

3D Systems Corporation
Loss Per Share
Quarter and Nine Months Ended September 30, 2019 and 2018

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(16,843)	$(11,550)	$(65,167)	$(41,369)

Denominator for basic and diluted net loss per share:
Weighted average shares	114,053	112,534	113,587	112,095

Net loss per share - basic and diluted	$(0.15)	$(0.10)	$(0.57)	$(0.37)

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Nine Months Ended September 30, 2019 and 2018

	Quarter Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2019	2018	2019	2018
GAAP Net loss attributable to 3D Systems Corporation	$(16.8)	$(11.6)	$(65.2)	$(41.4)
Adjustments:
Amortization, stock-based compensation & other 1	10.9	15.2	35.7	44.8
Legal, acquisition and divestiture related 2	(0.2)	(2.1)	7.0	(2.1)
Cost optimization plan, including severance costs 3	1.4	0.9	7.1	2.4
Impairment of cost-method investments 4	0.3	—	0.3	1.4
Non-GAAP net income attributable to 3D Systems Corporation	$(4.5)	$2.4	$(15.1)	$5.1
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted 5	$(0.04)	$0.02	$(0.13)	$0.05

1 For the quarter ended September 30, 2019, the adjustment included $0.1 in COGS and $10.8 in SG&A. For the quarter ended September 30, 2018, the adjustment included $0.1 in COGS and $15.1 in SG&A. For the nine months ended September 30, 2019, the adjustment included $0.3 in COGS and $35.4 in SG&A. For the nine months ended September 30, 2018, the adjustment included $0.3 in COGS and $44.5 in SG&A.
2 For the quarter ended September 30, 2019, the adjustment included $(0.2) in Revenues, $0.7 in COGS, $(1.2) in SG&A and $0.5 in other income (expense). For the nine months ended September 30, 2019, the adjustment included $(2.9) in Revenues, $4.0 in COGS, $4.1 in SG&A, and $1.8 in other income (expense). For the quarter and nine months ended September 30, 2018, the adjustment included $(0.7) in SG&A and $(1.4) in other income (expense).
3 For the quarter ended September 30, 2019, the adjustment included $1.0 in COGS and $0.4 in SG&A. For the quarter ended September 30, 2018, the adjustment included $0.1 in COGS, $0.4 in SG&A and $0.3 in R&D. For the nine months ended September 30, 2019, the adjustment included $1.7 in COGS, $5.0 in SG&A and $0.3 in R&D. For the nine months ended September 30, 2018, the adjustment included $0.4 in COGS, $1.5 in SG&A and $0.5 in R&D.
4 For the quarter and nine months ended September 30, 2019, the adjustment included $0.3 in interest and other income (expense), net. For the nine months ended September 30, 2018, the adjustment included $1.4 in interest and other income (expense), net.
5 Denominator based on weighted average shares used in the GAAP EPS calculation.

* Tables may not foot due to rounding; amounts calculated based on dollars in thousands.